En Pointe Technologies, Inc. Announces Its Preliminary Third Quarter Sales

Los Angeles, CA – July 18, 2006 — En Pointe Technologies, Inc. (NASDAQ:ENPT), a leading national provider of business-to-business information technology products, services and solutions, today announced preliminary sales results for its third fiscal quarter ended June 30, 2006. Based on a preliminary review of third quarter results, the Company expects to report total net sales in the range of $93.8 to $94.8 million in the third quarter of fiscal 2006 as compared to the $92.6 million reported for the third quarter of fiscal 2005. “This is following the same pattern of a strong third quarter net sales that we have witnessed over the past two years” said Bob Din, CEO of En Pointe Technologies, Inc., “with net sales up significantly over the second quarter of fiscal 2006 in which net sales were $71.0 million.”

About En Pointe Technologies, Inc.

En Pointe Technologies, Inc. provides the information technology marketplace, including mid-market and enterprise accounts, government agencies, and educational institutions nationwide, with computer hardware, software, information security, and managed and professional services. En Pointe has the flexibility to customize information technology services to fulfill the unique needs of each of its customers.

En Pointe employs SAP, ClarifyTM, and AccessPointeTM (an e-procurement application), proven and dependable software applications, to support its broad customer base. Founded in 1993 and currently headquartered in Los Angeles, En Pointe maintains an ISO 9001:2000 certified configuration center in Ontario, California and is well represented in leading national markets throughout the United States. En Pointe has the experience and the technology to help organizations simplify the management of their information technology infrastructure.

Visit www.enpointe.com to learn more.

This document contains forward-looking statements within the meaning of Section 27A of the
Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as
amended, including statements concerning En Pointe’s preliminary results for the third quarter of fiscal 2006. In addition, from time to time, En Pointe Technologies, or its representatives, have made or may make forward-looking statements, orally or in writing. The words “estimate,” “project,” “potential,” “intended,” “expect,” “anticipate,” “believe” and similar expressions or words are intended to identify forward-looking statements. Such forward-looking statements may be included in, but are not limited to, various filings made by En Pointe with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the Company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. Reference is hereby made to En Pointe’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 for information regarding those factors and conditions. Among the important factors that could cause actual results to differ materially from management’s projections, estimates and expectations include, but are not limited to: changing economic influences in the industry; dependence on key personnel; actions of manufacturers and suppliers; and availability of adequate financing. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as of the date of this press release. En Pointe undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

All trademarks and service marks are the property of their respective owners.

To contact En Pointe regarding any investor matters, please contact:

Javed Latif
Chief Financial Officer and
Sr. Vice President, Operations
En Pointe Technologies, Inc.
Phone: (310) 725-5212
Fax: (310) 725-9786
ir@enpointe.com

To contact En Pointe regarding any sales or customer matters, please e-mail us at:
sales@enpointe.com or contact us by phone at (310) 725-5200.